Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

HARDEN TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares	457(a)	1,437,500	$5.00	$7,187,500	(2)	$147.60 per $1,000,000	$1,061
Fees to Be Paid	Equity	Warrants to purchase Ordinary Shares	457(i)	71,875	—	—		—	—	(4)
Fees to Be Paid	Equity	Ordinary Shares	457(a)	71,875	$6.25	$449,219	(3)	$147.60 per $1,000,000	$67
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$7,636,719			$1,128
	Total Fees Previously Paid								$—
	Total Fee Offsets								$2,356.39	(5)
	Net Fee Due								$0

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(2)	Includes 187,500 Ordinary Shares which the underwriters have the option to purchase to cover over-allotments.

(3)	Includes up to 71,875 Ordinary Shares issuable upon the exercise of warrants to purchase ordinary shares.

(4)	In accordance with Rule 457(i), the entire registration fee for the warrants is allocated to the Ordinary Shares underlying the warrants, and no separate fee is payable for the warrants.

(5)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-269755) was initially filed on February 14, 2023 and was declared effective on March 27, 2024. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on June 7, 2024.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457 (b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Harden Technologies Inc.	F-1	333-269755(a)	February 14, 2023		$2,356.39	Equity	Ordinary Shares	Ordinary Shares	$7,636,719
Fee Offset Sources	Harden Technologies Inc.	F-1	333-269755		February 14, 2023						$2,356.39

(a)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-269755) was initially filed on February 14, 2023 and was declared effective on March 27, 2024. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on June 7, 2024.